Exhibit 10.2

STOCK TRANSFER AGREEMENT

     THIS STOCK TRANSFER AGREEMENT (“ Agreement ”) is made as of the last day reflected on the signature page hereto (“ Effective Date ”), by and among All-American Sportpark, Inc., a Nevada corporation (“ Transferor ”), and Saint Andrews Golf Shop, Ltd., a Nevada limited liability company, and/or its assignee or designee (collectively, the “ Transferee ”).

Recitals

     WHEREAS, Transferor owns sixty-five (65) of the shares of the common stock (“ Common Stock ”), in All-American Golf Center, Inc., a Nevada corporation (“ Corporation ”), represented by Stock Certificate No. 2, constituting one hundred percent (100%) of the outstanding shares of stock issued by the Corporation;

     WHEREAS, Transferee has made multiple loans to Transferor, which loans continue to accrue interest, and Transferor now seeks to satisfy a portion of the principal debt it owes to Transferee;

     WHEREAS, Transferor, Transferee, and Corporation hereby acknowledge and reaffirm the accuracy of that certain Ledger (“ Ledger ”), attached hereto as Exhibit “A” and incorporated herein by this reference, which identifies loans in the principal amount of $600,000 plus interest due thereunder (collectively, the “ Loan ”), to which Transferor is indebted to Transferee.

     WHEREAS, Transferor affirms and acknowledges both the validity and existence of the Loan;

     WHEREAS, without affecting any other loans from Transferee to Transferor, the principal under the Loan shall be satisfied pursuant to and in accordance with the terms of this Agreement;

     WHEREAS, in consideration for Transferee’s forgiveness of Six Hundred Thousand and No/100 Dollars ($600,000) of principal (“ Principal ”) evidenced by the Loan, Transferor has agreed to transfer forty-nine percent (49%) of stock issued by the Corporation (“ Shares ”) to Transferee; and

     WHEREAS, Transferor and Transferee deem it to be in their respective best interests for Transferor to transfer the Shares to Transferee upon the terms and conditions contained herein.

Agreement

     NOW, THEREFORE, in consideration of the above recitals, which are hereby incorporated herein by this reference, the mutual promises, covenants, conditions, and representations hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Transferor and Transferee hereby agree as follows:

     1. Sale and Transfer of Shares . Subject to the terms and conditions set forth in this Agreement, at Closing (as defined below), Transferor agrees to transfer and convey the Shares to Transferee, and Transferee agrees to acquire the Shares from Transferor.

     2. Forgiveness of Principal . Subject to the terms and conditions set forth in this Agreement, at Closing, Transferee agrees to forgive the Principal.

     3. Interest . Notwithstanding anything to the contrary contained herein, no interest provided for or evidenced by the Loan shall be forgiven as a result of this Agreement, and all interest provided for in the Loan shall remain due and payable and in full force and effect in accordance with the terms of the Loan.

     4. Closing . The consummation of the transactions contemplated hereby (“ Closing ”) shall take place contemporaneous with the execution and delivery of this Agreement. At the Closing, the transactions contemplated hereby shall be consummated upon the simultaneous delivery by the following parties of the following documents:

        (a) Transferor shall deliver to Transferee the stock certificate(s) representing the Shares;

        (b) Transferor shall deliver to Transferee a stock power duly executed by Transferor in the form attached hereto as Exhibit “B” ;

        (c) the Corporation shall deliver to Transferee a stock certificate representing the Shares, if applicable; and

        (d) With respect to the Loan, Transferee shall deliver to Transferor a satisfaction of indebtedness in the form of Exhibit “C” evidencing the satisfaction of the Loan in the amount of the Principal.

     5. Release of Interest . At Closing, Transferor will release and relinquish any and all right, title and interest which Transferor now has or may ever have had in the Shares and the Corporation.

     6. Representations of Transferor . Transferor individually and on behalf of the Corporation represents and warrants to Transferee as follows:

        (a) Ownership of Shares . Transferor is the owner, beneficially and of record, of the Shares, free and clear of all liens, encumbrances, security agreements, equities, options, claims, charges, and restrictions. Transferor does not own or have the right to purchase or acquire from the Corporation, whether pursuant to options, warrants, convertible securities or otherwise, any other securities of the Corporation.

        (b) Capitalization . The authorized capital stock of the Company consists of sixty-five (65) shares of issued and outstanding Common Stock, all of which shares are held in the name of Transferor. All issued and outstanding shares have been duly authorized and validly issued and are fully paid and non-assessable. There are no other outstanding rights, options, warrants, preemptive rights, rights of first refusal or similar rights for the purchase or acquisition from the Corporation of any securities of the Corporation nor are there any commitments to issue or execute any such rights, options, warrants, preemptive rights or rights of first refusal. All outstanding shares have been issued in compliance with state and federal securities laws. Neither the Corporation nor Transferor is a party or subject to any agreement or understanding, and, there is no agreement or understanding between any persons that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director or shareholder of the Corporation.

        (c) Governmental Consents . Except for compliance that shall have occurred prior to Closing, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Corporation is required in connection with the offer, sale, transfer, or issuance of the Shares or the consummation of any other transaction contemplated hereby.

        (d) Compliance with Other Instruments . The Corporation is not in violation or default of any provision of its articles of incorporation or bylaws, each as amended and in effect as of the Closing.

        (e) Broker Fees . Neither Transferor nor the Corporation is a party to any contract, agreement, arrangement or understanding with any person or entity which will result in the obligation of Transferor or the Corporation to pay any finder’s fee, brokerage commission or similar payment in connection with this Agreement or the transactions contemplated hereby.

     7. Representations of Transferee . Transferee hereby represents and warrants to Transferor as follows:

        (a) Authorization . This Agreement, when executed and delivered by Transferee, will constitute a valid and legally binding obligation of Transferee, enforceable in accordance with its terms.

        (b) Compliance with Covenants . Transferee will perform and comply with all covenants and agreements, and satisfy all conditions that Transferee is required by this Agreement to perform, comply with, or satisfy before or at the Closing.

            8. Conditions Precedent to Closing .

        (a) The obligations of Transferee under this Agreement are subject to the satisfaction of the following conditions on or prior to the Closing:

            (i) Representations and Warranties . The representations and warranties of the Transferor contained herein shall be true in all material respects.

            (ii) Performance . Transferor shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it.

        (iii) Compliance with Applicable Laws . The transfer of the Shares to Transferee at the Closing shall not be prohibited by or conflict with any applicable law or governmental rule, regulation, order or judgment.

        (iv) No Legal Proceedings . No action, suit, investigation or other proceeding relating to the transactions contemplated hereby shall have been instituted or threatened before any court or by any governmental authority or body that restrains or prohibits or seeks to restrain or prohibit the transactions contemplated hereby or to obtain material damages or other material relief in connection therewith.

        9. Liabilities and Indemnification .

      (a) Transferor and Corporation shall indemnify, save, defend, protect and hold harmless Transferee from and against any and all costs, losses, taxes, claims, damages, liabilities, causes of action, demands and expenses (“ Damages ”) incurred in connection with, arising out of, resulting from or incident to: (i) any breach of any representation, warranty, covenant or agreement made in or pursuant to this Agreement; (ii) the operation of the Corporation’s business; and/or (iii) the Shares arising, accruing, or occurring on or prior to Closing.

      (b) Transferee shall indemnify, save, defend, protect and hold harmless Transferor from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to any breach of any representation, warranty, covenant or agreement made in or pursuant to this Agreement, and for any Damages related to the Shares arising after the Closing.

       10. Miscellaneous .

      (a) Voting . Upon Transferee’s acquisition of the Shares, it shall have all of the rights and powers of other shareholders of the Corporation, including, without limitation, voting rights and Transferee’s right to collect distributions in proportion to the percentage of shares held by Transferee.

      (b) Notices . Any and all notices and demands by any party hereto, required or desired to be given hereunder, shall be in writing and shall be deemed validly given or made (1) if served personally, upon receipt, (2) if deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, three (3) days after deposit, or (3) if sent by facsimile, upon receipt, provided that a copy is also sent by method (1) or (2), and if addressed as follows:

If to Transferor:	All-American Sportpark, Inc.
Attn: Ronald S. Boreta
5325 South Valley View Boulevard,
Suite 4
Las Vegas, Nevada 89118
Fax: 702-309-7407

If to Transferee:	Saint Andrews Golf Shop, Ltd.
Attn: Ronald S. Boreta
5325 South Valley View Boulevard,
Suite 4
Las Vegas, Nevada 89118
Fax: 702-309-7407

With a copy to:	Marquis & Aurbach
Attn: Frank M. Flansburg III, Esq.
10001 Park Run Drive
Las Vegas, Nevada 89145
Fax: 702-856-8954

If to Company:	All American Golf Center, Inc.
Attn: Ronald S. Boreta
6730 South Las Vegas Boulevard
Las Vegas, Nevada 89119
Fax: 702-309-7407

Either party may change its address for the purpose of receiving notices or demands as herein provided by giving a written notice in the manner aforesaid to the other parties. All notices shall be as specific as reasonably necessary to enable the party receiving the same to respond thereto.

     (c) Governing Law . The laws of the State of Nevada applicable to contracts made in that State, without giving effect to its conflict of law rules, shall exclusively govern the validity, construction, performance and effect of this Agreement.

     (d) Consent to Jurisdiction . Each party hereto consents to the jurisdiction of the Courts of the State of Nevada in the event any action is brought for declaratory relief or enforcement of any of the terms and provisions of this Agreement.

     (e) Attorneys’ Fees . Unless otherwise specifically provided for herein, each party hereto shall bear its own attorney fees incurred in the negotiation and preparation of this Agreement and any related documents. In the event that any action or proceeding is instituted to interpret or enforce the terms and provisions of this Agreement, however, the prevailing party shall be entitled to its costs and attorney fees, in addition to any other relief it may obtain or be entitled to.

     (f) Interpretation . In the interpretation of this Agreement, the singular may be read as the plural, and vice versa, the neuter gender as the masculine or feminine, and vice versa, and the future tense as the past or present, and vice versa, all interchangeably as the context may require in order to fully effectuate the intent of the parties and the transactions contemplated herein. Syntax shall yield to the substance of the terms and provisions hereof. Paragraph headings are for convenience of reference only and shall not be used in the interpretation of the Agreement. Unless the context specifically states to the contrary, all examples itemized or listed herein are for illustrative purposes only, and the doctrine of inclusio unius exclusio alterius shall not be applied in interpreting this Agreement.

     (g) Entire Agreement . This Agreement, along with the exhibits hereto, which are hereby incorporated herein by this reference, sets forth the entire understanding of the parties, and supersedes all previous agreements, negotiations, memoranda, and understandings, whether written or oral. In the event of any conflict between any exhibits or schedules attached hereto, this Agreement shall control.

     (h) Modifications . This Agreement shall not be modified, amended, or changed in any manner unless in writing executed by the parties hereto.

     (i) Waivers . No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver, and no waiver shall be binding unless evidenced by an instrument in writing and executed by the party making the waiver.

     (j) Invalidity . If any term, provision, covenant or condition of this Agreement, or any application thereof, should be held by a court of competent jurisdiction to be invalid, void or unenforceable, that provision shall be deemed severable and all provisions, covenants, and conditions of this Agreement, and all applications thereof not held invalid, void or unenforceable, shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby.

     (k) Binding Effect . This Agreement shall be binding on and inure to the benefit of the heirs, personal representatives, successors and permitted assigns of the parties hereto.

     (l) Counterparts . This Agreement may be executed in multiple counterparts, which together shall constitute one and the same document. Facsimile or electronic transmissions of signatures shall be deemed originals.

     (m) Negotiated Agreement . This is a negotiated Agreement. All parties have participated in its preparation. In the event of any dispute regarding its interpretation, it shall not be construed for or against any party based upon the grounds that the Agreement was prepared by any one of the parties.

     (n) Time of Essence . Time is of the essence of this Agreement and all of its provisions.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

TRANSFEROR

All-American Sportpark, Inc. , a Nevada
corporation

6/15/09	By: /s/ Ronald S. Boreta
Date	Name: Ronald S. Boreta
Title: President

TRANSFEREE

Saint Andrews Golf Shop, Ltd. , a Nevada
limited liability company

6/15/09	By: /s/ Ronald S. Boreta
Date	Name: Ronald S. Boreta
Title: Manager

Joinder by Corporation

     All-American Golf Center, Inc., a Nevada corporation (“ Corporation ”), hereby joins in the foregoing Stock Transfer Agreement in order to consent to the transactions contemplated thereby and to be bound by those terms affecting the Corporation.

CORPORATION

All-American Golf Center, Inc. , a Nevada
corporation

6/15/09	By: /s/ Ronald S. Boreta
Date	Name: Ronald S. Boreta
Title: President

EXHIBIT “A”

Ledger

(see attached)

EXHIBIT “B”

Stock Power

     FOR VALUE RECEIVED, the undersigned hereby assigns and transfers unto Boreta Enterprises III, LTD., a Nevada limited liability company, all of its right, title and interest in and to thirty-three and 15/100 (33.15) shares of common stock (“ Shares ”) in All-American Golf Center, Inc., a Nevada corporation (the “ Corporation ”), and does hereby irrevocably constitute and appoint any individual designated by the Corporation as its attorney in fact to transfer the Shares on the books of the Corporation, with full power of substitution in the premises.

           DATED as of the 15 day of June, 2009.

All-American Sportpark, Inc. , a Nevada
corporation

By: /s/ Ronald S. Boreta
Name: Ronald S. Boreta
Title: President

EXHIBIT “C”

Satisfaction of Indebtedness

     The undersigned hereby acknowledge and agree that the indebtedness in the amount of $600,000 of principal as set forth on the Ledger has been fully satisfied, and therefore, the documents evidencing such principal are hereby declared to be amended to reflect the foregoing reduction in principal.

             DATED as of the 15 day of June, 2009.

Saint Andrews Golf Shop, Ltd. , a Nevada
limited liability company

By: /s/ Ronald S. Boreta
Name: Ronald S. Boreta
Title: Manager